EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT

     THIS EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT (hereinafter, as it may be modified, amended or supplemented from time to time, called this "Amendment"), made and entered into as of March 25, 2002, among (i) AVADO BRANDS, INC. formerly known as Apple South, Inc., a corporation organized and existing under the laws of Georgia (herein, together with its successors and assigns permitted hereunder, called the "Lessee"), (ii) WELLS FARGO BANK NORTHWEST NATIONAL
ASSOCIATION, formerly known as First Security Bank, National Association, a national banking association ("First Security"), not in its individual capacity except as expressly provided herein, but solely as Owner Trustee under Apple South Trust No. 97-1 (herein in such capacity, together with its successors and assigns permitted hereunder, called the "Owner Trustee"), (iii) SunTrust Leasing Corporation, as successor by merger to STI Credit Corporation, a Nevada corporation, as assignee of SunTrust Bank, formerly known as SunTrust Bank, Atlanta, in its capacity as the holder of the beneficial interest in the trust estate established under Apple South Trust No. 97-1 (in such capacity as of the date hereof, the "Holder", and together with its successors and assigns permitted hereunder, called the "Holders"), (iv) the financial institutions now parties to the Participation Agreement (as defined below) as Lenders (each herein in such capacity, together with its successors and assigns permitted hereunder, called a "Lender" and collectively, the "Lenders"), and (v) SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of Georgia, ("SunTrust"), as collateral agent and administrative agent for the Lenders and the Holders (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

     WHEREAS, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent are parties to that certain Participation Agreement, dated as of September 24, 1997, as amended by the First Amendment to the Participation Agreement, dated as of March 27, 1998, as amended by the Second Amendment to the Participation Agreement, dated as of August 14, 1998, as amended by the Third Amendment to the Participation Agreement, dated as of November 13, 1998, as amended by the Fourth Amendment to the Participation Agreement, dated as of February 22, 1999, as amended by the Fifth Amendment to Participation Agreement, dated as of August 24, 1999, as amended by the Sixth Amendment to Participation Agreement dated as of December 22, 2000, and as amended by the Seventh Amendment to Participation Agreement dated as of April 2, 2001 (as so amended, the "Participation Agreement"); WHEREAS, the Owner Trustee and the Lessee are parties to that certain Master Equipment Lease Agreement, dated as of September 24, 1997, as amended by the First Amendment to Lease Agreement, dated as of March 27, 1998, as amended by the Second Amendment to Lease Agreement, dated as of May 18, 1999, as amended by the Third Amendment to Lease Agreement, dated as of December 22, 2000, as amended by the Fourth Amendment to Lease Agreement, dated as of April 22, 2001, and as amended by the Fifth Amendment to Lease Agreement, dated as of the date hereof (as so amended, the "Lease");

     WHEREAS, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent have agreed to amend the Participation Agreement in certain respects and to waive certain covenant defaults, as described more particularly below.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent agree as follows:

                                 A. DEFINITIONS

     Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement for all purposes of this Amendment. The General Provisions of Appendix A to the Participation Agreement are hereby incorporated by reference herein. Terms used herein and not otherwise defined herein or in Appendix A to the Participation Agreement, but are defined in the Credit Agreement shall have the meaning set forth for such term in the Credit Agreement.

                                 B. AMENDMENTS

     1. Amendment to Existing Section 3.2: Section 3.2 of the Participation Agreement is hereby amended by adding the following new Section 3.2(x)

     (x) The Lessee has heretofore furnished to the Administrative Agent (i) projected monthly balance sheets, income statements and statements of cash flows of the Lessee and its Subsidiaries for the period from January 1, 2001 through December 31, 2001, and (ii) projected annual balance sheets, income statements and statements of cash flows of the Lessee and its Subsidiaries for the Fiscal Years ending in 2002 through 2005, in each case as updated from time to time pursuant to Section 5.1(e). Such projections, as so updated, have been prepared on a reasonable basis and in good faith by the Lessee, and have been based on assumptions believed by the Lessee to be reasonable at the time made and upon the best information then reasonably available to the Lessee, and the Lessee is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

     2. Amendment to Existing Section 5.1: Section 5.1 of the Participation Agreement (Information) is hereby amended by deleting Section 5.1 in its entirety and substituting in its place the following revised Section 5.1:

     5.1 Information

     (a) With respect to the 2001 Fiscal Year, on or before April 2, 2001, and with respect to each subsequent Fiscal Year, within 60 days after the end of such Fiscal Year, a consolidated balance sheet of the Lessee and its
Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of any material exceptions and qualifications; provided that, the information required by this paragraph may be satisfied by delivery of information pursuant to Section 5.1(f) or Section 5.1(g);

     (b) With respect to the fourth Fiscal Quarter of the 2001 Fiscal Year, on or before April 2, 2002, with respect to the fourth Fiscal Quarter of each subsequent Fiscal Year, within 60 days after the end of the fourth Fiscal Quarter of such Fiscal Year, and with respect to each other Fiscal Quarter of Lessee and its Subsidiaries, within 45 days after the end of such Fiscal Quarter, a consolidated balance sheet of the Lessee and its Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Lessee;

     (c) With respect to each of the fiscal months of December 2001, January 2002 and February 2002, on or before April 2, 2002 and (except for months ending in a Fiscal Quarter of the Lessee) within 30 days of the end of each other fiscal month of Lessee and its Subsidiaries, unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and statements of cash flow for such fiscal month of Lessee and for the period from the beginning of such Fiscal Year to the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Lessee;

     (d) Simultaneously with the delivery of each set of financial statements referred to in Sections 5.1(a), 5.1(b) and 5.1(c), a certificate, substantially in the form of Attachment B (a "Compliance Certificate"), of the chief financial officer of the Lessee (i) setting forth in reasonable detail the calculations required to establish whether the Lessee was in compliance with the requirements of Sections - 5.4, 5.5, 5.6, 5.7 and 5.19 on the date of such financial statements and (ii)stating whether any Lease Default exists on the date of such certificate and, if any Lease Default then exists, setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

     (e) On or before December 21 of each year, financial projections (A) supplementing and superseding the financial projections for such period referred to in Section 3.2(x), prepared on a monthly basis, for the immediately succeeding Fiscal Year for the Lessee and its Subsidiaries and (B) on or before the date that is 45 days after the last day of each fiscal quarter of the Lessee, financial projections supplementing and superseding the financial projections for such period referred to in Section 3.2(x), prepared on a monthly basis, for each remaining quarterly period in such Fiscal Year, all such financial projections to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Lessee to be reasonable at the time made and from the best information then reasonably available to the Lessee;

     (f) Promptly (and, in any event, within five (5) Domestic Business Days) after the Lessee becomes aware of the occurrence of any Lease Default, a certificate of the chief financial officer of the Lessee setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

     (g) Promptly upon the mailing thereof to the shareholders of the Lessee generally, copies of all financial statements, reports and proxy statements so mailed;

     (h) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or monthly reports which the Lessee shall have filed with the Securities and Exchange Commission;

     (i) If and when any member of the Controlled Group (i)gives or is required to give notice to the PBGC of any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii)receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

     (j) From time to time such additional information regarding the financial position or business of the Lessee and its Subsidiaries as the Administrative Agent, at the request of any Holder or Lender, may reasonably request.

     3. Amendment to Existing Section 5.4: Section 5.4 of the Participation Agreement (Adjusted Total Debt/Adjusted Total Capital Ratio) is hereby amended by deleting Section 5.4 in its entirety and substituting in its place the following revised Section 5.4:

     5.4 Tangible Net Worth Lessee shall not permit

     Tangible Net Worth of Lessee and its Subsidiaries at any time to be less than $20,000,000.

     4. Amendment to Existing Section 5.5: Section 5.5 of the Participation Agreement (Fixed Charge Coverage Ratio) is hereby amended by deleting Section
5.5 in its entirety and substituting in its place the following revised Section 5.5:

     5.5 Fixed Charge Coverage Ratio.

     Lessee shall not permit the Fixed Charge Coverage Ratio for the twelve fiscal month period ending on each date set forth below to be less than the amount set forth opposite such date:

     Trailing Twelve Fiscal Month Period Ending    Fixed Charge Coverage Ratio

     March 31, 2002                                          0.56
     April 30, 2002                                          0.58
     May 31, 2002                                            0.59
     June 30, 2002                                           0.57
     July 31, 2002                                           0.55
     August 31, 2002                                         0.54
     September 30, 2002                                      0.51
     October 31, 2002                                        0.50
     November, 30, 2002                                      0.53
     December 31, 2002 and
     thereafter until March 31, 2003                         0.55
     March 31, 2003 and
     thereafter until June 30, 2003                          0.58
     June 30, 2003 and thereafter
     until September 30, 2003                                0.58
     September 30, 2003 and thereafter
     until December 31, 2003                                 0.57
     December 31, 2003 and thereafter                        0.70

     provided that the financial covenant set forth in this Section 5.5 for each trailing twelve fiscal month period ending on the last day of each fiscal month after December 31, 2003 shall be reset at a level based on 80% of the monthly projections most recently prepared and timely delivered by the Lessee pursuant to Section 5.1(e) hereof with respect to such period.

     5.5 Amendment to Existing Section 5.6: Section 5.6 of the Participation Agreement (Total Debt/EBITDA Ratio) is hereby amended by deleting Section 5.6 in its entirety and substituting in its place the following revised Section 5.6:

     5.6 Minimum Restaurants Generating Positive Operating Income. As of the last day of each fiscal month of Lessee, Lessee shall not permit the number of Restaurant locations which generate positive Cash Flow From Restaurant Operations for the twelve fiscal month period ending on each such date, to be less than the lesser of: (i) 150 Restaurant locations, or (ii) the smallest whole number equal to seventy percent (70%) of all Restaurant locations.

     6. Amendment to Existing Section 5.7: Section 5.7 of the Participation Agreement (Total Senior Debt/EBITDA Ratio) is hereby amended by deleting Section
5.7 in its entirety and substituting in its place the following revised Section 5.7:

     5.7 Maximum Senior Debt to EBITDA Ratio. Lessee shall not permit the Senior Debt to EBITDA Ratio, for the twelve month period ending on that last day of any month, to be greater than 2.25.

     7. Amendment to Existing Section 5.7A: Section 5.7A of the Participation Agreement (Minimum EBITDA) is hereby amended by deleting Section 5.7A in its entirety and substituting in its place the following revised Section 5.7A:

     5.7A Lessee EBITDA. Lessee shall not permit its EBITDA for the twelve fiscal month period ending on each date set forth below to be less than the amount set forth opposite such date:

         Trailing Twelve Fiscal Month Period Ending      Lessee's EBITDA

         March 31, 2002                                    $24,218,000

         April 30, 2002                                    $24,563,000

         May 31, 2002                                      $25,000,000

         June 30, 2002                                     $23,975,000

         July 31, 2002                                     $24,150,000

         August 31, 2002                                   $24,200,000

         September 30, 2002                                $24,250,000

         October 31, 2002                                  $24,325,000

         November, 30, 2002                                $25,275,000

         December 31, 2002 and thereafter
         until March 31, 2003                              $26,400,000

         March 31, 2003 and thereafter
         until June 30, 2003                               $26,800,000

         June 30, 2003 and thereafter
         until September 30, 2003                          $27,825,000

         September 30, 2003 and thereafter
         until December 31, 2003                           $29,225,000

         December 31, 2003 and thereafter                  $30,740,000

     provided that the financial covenant set forth in this Section 5.7A for each trailing twelve fiscal month period ending on the last day of each fiscal month after December 31, 2003 shall be reset at a level based on 80% of the monthly projections most recently prepared and timely delivered by the Lessee pursuant to Section 5.1(e) hereof with respect to such period.

     8. Amendment to Existing 5.7: Section 5.7 of the Participation Agreement is hereby amended by adding to the Participation Agreement, immediately following amended Section 5.7A thereof, new Sections 5.7B and 5.7C as follows:

     5.7B Maximum Repurchase Payments. Lessee shall not pay or permit its Subsidiaries to pay, in the aggregate, more than $1,050,000 during any Fiscal Year to any limited partner of any Non-Wholly Owned Subsidiary in connection with the purchase of the Capital Stock in the Lessee or any of its Subsidiaries owned by such limited partner.

     5.7C Maximum Pre-Opening Costs. Lessee shall not incur, or permit any of its Subsidiaries to incur, Pre-Opening Costs in any four consecutive fiscal quarters of Lessee, tested quarterly beginning with the fiscal quarter ending December 30, 2001, in excess of the amount set forth below for the applicable period set forth below:

          Four Fiscal Quarter Period Ending                 Maximum
                                                            Pre-Opening
                                                            Costs

                  March 31, 2002                             $200,000

                  June 30, 2002                              $400,000

                  September 30, 2002                         $900,000

                  December 31, 2002                        $2,145,000

                  March 31, 2003                           $3,300,000

                  June 30, 2003                            $4,600,000

                  September 30, 2003                       $5,450,000

                  December 31, 2003                        $4,600,000

                  March 31, 2004 and thereafter            $5,130,000

     provided that the financial covenant set forth in this Section 5.7C for each trailing twelve fiscal month period ending on the last day of each fiscal month after December 31, 2003 shall be reset at a level based on 80% of the monthly projections most recently prepared and timely delivered by the Lessee pursuant to Section 5.1(e) hereof with respect to such period.

     9. Amendment to Existing Section 5.8: Section 5.8 of the Participation Agreement (Negative Pledge) is hereby amended by deleting Section 5.8 in its entirety and substituting in its place the following revised Section 5.8:

     5.8 Negative Pledge.

     The Lessee will not, nor will the Lessee permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: (i) the Morgan Liens, (ii) Liens on the Hops Marks to the extent necessary to reflect and permit the licensing thereof to the SPV under the Hops Marks License, (iii) those Liens, if any, described on Schedule 5.8, concerning existing Debt of the Lessee, to be set forth and described more particularly therein, together with any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any such Lien, provided that such Debt is not secured by any additional assets, and the amount of such Debt secured by any such Lien is not increased; (iv) Liens incidental to the conduct of its business or the ownership of its Properties which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof or the operation of its business, including, without limitation, easements, rights of way, restrictive covenants, zoning and other similar restrictions on real property; (v) materialmen's, mechanics', warehousemen's, carriers', landlords' and other similar statutory Liens which secure Debt or other obligations that are not past due, or, if past due are being contested in good faith by the Lessee or the appropriate Subsidiary by appropriate proceedings; (vi) Liens for taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (vii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (viii) deposits to secure performance of bids, trade contracts, leases, statutory obligations (to the extent not excepted elsewhere herein); (ix) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, letter of credit, acceptance and other credit facilities; (x) rights of setoff, banker's liens and other similar rights arising solely by operation of law; (xi) Purchase Money Liens, provided that the Purchase Money Debt secured thereby is permitted under Section 5.20(viii); (xii) rights of lessors under Capital
Leases,  provided  that the Debt  secured  thereby is  permitted  under  Section
5.20(viii); (xiii) rights of lessors in respect of Properties leased to the Lessee or its Subsidiaries under operating leases, to the extent permitted under
Section 5.34; and (xiv) Liens granted pursuant to or permitted by the Credit Agreement (as amended and restated to date).

     10. Amendment to Existing Section 5.11:Section 5.11 of the Participation Agreement (Consolidations, Mergers and Sales of Assets) is hereby amended by deleting Section 5.11 in its entirety and substituting in its place the following revised Section 5.11:

     5.11 Consolidations, Mergers and Sales of Assets. The Lessee will not wind-up, liquidate or dissolve itself (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or (agree to do any of the foregoing) or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that:

     (i) any Dormant Subsidiary or any Non-Wholly Owned Subsidiary may be wound-up, liquidated or dissolved, so long as the proceeds of any such liquidation or dissolution and any remaining assets of such Dormant Subsidiary or Non-Wholly Owned Subsidiary are promptly transferred to the Lessee or any of its Wholly Owned Subsidiaries in connection therewith;

     (ii) any Subsidiary of the Lessee may be merged into the Lessee or another such Wholly Owned Subsidiary of the Lessee, other than a Liquor License Subsidiary or a Dormant Subsidiary, consolidate with another such Wholly Owned Subsidiary of the Lessee, other than a Liquor License Subsidiary or a Dormant Subsidiary, or sell assets to the Lessee or another Wholly Owned Subsidiary of the Lessee, other than a Liquor License Subsidiary or a Dormant Subsidiary, so long as (A) the Lessee gives the Administrative Agent (I) at least 15 days' prior written notice of any such merger or consolidation, or (II) at least 10 days' prior written notice of any such sale of assets, (B) no Lease Default or Lease Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (C) the Owner Trustee's rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or sale of assets (D) and the Lessee complies with Section 14(r) of the Lease; and

     (iii) the Lessee and its Subsidiaries (other than the Liquor License Subsidiaries and the Dormant Subsidiaries) may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, (C) conduct Voluntary Store Closings provided that the Lessee complies with Section 14(q) of the Lease, (D) consummate the Permitted Affiliate Transaction, (E) sell or otherwise dispose of other property or assets as provided for in Section 6.02(c)(iii)E of the Credit Agreement or
Section 6.02(c)(iii)F of the Credit Agreement provided that the Lessee complies with Section 14(r) of the Lease.

     11. Amendment to Existing Section 5.12: Section 5.12 of the Participation Agreement (Compliance with Laws; Payment of Taxes) is hereby amended by deleting
Section 5.12 in its entirety and substituting in its place the following revised
Section 5.12:

     5.12 Compliance with Laws; Payment of Taxes. The Lessee will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings and except for the tax returns and material reports identified on Schedule 5.01(k)(i) to the Credit Agreement, for which the Lessee shall have 60 days after the Eighth Amendment Effective Date to file such tax returns and material reports. The Lessee will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Lessee or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Administrative Agent, the Lessee will set up reserves in accordance with GAAP and except for Permitted Deferred Taxes. In respect of the foregoing, the Lessee acknowledges that the Administrative Agent may or, at the request of the Lenders, the Administrative Agent shall conduct (or cause to be conducted by one or more representatives, including certified public accountants) a periodic audit of the Lessee's and its Subsidiaries' payment of all property taxes, sales and use taxes, payroll taxes, and income taxes as and when due and payable (subject to the items listed on Schedule 5.01(k)(i) of the Credit Agreement and Permitted Deferred Taxes) to federal, state or local governmental authorities, all at the Lessee's expense.

     12. Amendment to Existing Section 5.19(b): Section 5.19(b) of the Participation Agreement (Capital Expenditures) is hereby amended by deleting
Section 5.19(b) in its entirety and substituting in its place the following revised Section 5.19(b):

     (b)  Capital  Expenditures.  Make or  commit  or agree to make any  Capital
Expenditures that would cause the aggregate amount of all such Capital Expenditures made by Lessee and its Subsidiaries to exceed the amount set forth below opposite the applicable Fiscal Year:

         Fiscal Year                                Maximum Capital
         Expenditures

         2002                                          $19,334,000

         2003                                          $22,494,000

         2004 and each                                 $28,697,000
         Fiscal Year thereafter

     13. Amendment to Existing Section 5.19(k): Section 5.19(k) of the Participation Agreement (Advances to Affiliates) is hereby amended by deleting
Section 5.19(k) in its entirety and substituting in its place the following revised Section 5.19(k):

     (k) Advances to Affiliates. Continue to hold Debt evidencing loans and advances to Affiliates made prior to the Eighth Amendment Effective Date, to the extent disclosed on Schedule 5.19K, provided (i) all such loans and advances shall have been repaid in full on or prior to the Basic Term Expiration Date and
(ii) no new loans and advances to Affiliates may be made on or subsequent to the Eighth Amendment Date.; provided, further, that so long as no Event of Default has occurred and is continuing and so long as approved by the Board of Directors of the Lessee, Lessee may enter into the Permitted Affiliate Transaction and may cancel any Subordinated Notes in connection with the payment of the New Dupree Note.

     14. Amendment to Existing Section 5.19: Section 5.19 of the Participation Agreement is hereby amended by adding the following new Section 5.19(m):

     (m) Permitted Investments. Make investments in any of the following: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof, (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's, (vii) investments permitted pursuant to Section 2.05(c)(v) of the Credit Agreement, (viii) investments arising from Permitted Intercompany Advances and from Debt of Lessee to Excluded Subsidiaries, (ix) investments made in connection with the operation of a Restaurant or purchases of goods or services, in each case in the ordinary course of business, (x) Capital Expenditures, to the extent otherwise permitted under Section 5.19(b),
(xi) Existing Affiliate Advances, (xii) investments arising from the Tender Offer, (xiii) investments arising from escrow deposits for the payment of taxes, rents, utilities, insurance or like matters in the ordinary course of business of Lessee and its Subsidiaries, (xiv) deposits of cash in demand deposit accounts of banks in the ordinary course of its business in furtherance of any Concentration Account Agreement, and endorsement of checks, drafts or other instruments in connection therewith, (xv) loans and advances to employees and officers of Lessee and its Subsidiaries from time to time in the ordinary course of business for travel expenses, moving expenses, and signing bonuses, (xvi) other loans to employees and officers of Lessee and its Subsidiaries from time to time in the ordinary course of business, other than Existing Affiliate Advances and Investments described in paragraph (xvii) of this definition, in an aggregate outstanding amount not in excess of $100,000, (xvii) investments in connection with the plans identified on Schedule 5.01(e) to the Credit Agreement, (xviii) Investments permitted pursuant to Section 6.02(c)(ii) of the Credit Agreement, and (xix) investments not otherwise described in the foregoing clauses of this definition in an aggregate outstanding amount not in excess of $100,000.

     15. Amendment to Existing Section 5.20.Section 5.20 of the Participation Agreement (Debt) is hereby amended by deleting Section 5.20 in its entirety and substituting in its place the following revised Section 5.20:

     5.20 Debt. The Lessee will not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

     16. Amendment to Existing Section 5.21. Section 5.21 of the Participation Agreement (Dividends and Distributions) is hereby amended by deleting Section
5.21 in its entirety and substituting in its place the following revised Section 5.21:

     5.21 Dividends and Distributions.

     The Lessee will not, nor will the Lessee permit any Subsidiary to, (i) pay any cash dividend; (ii) make any capital distribution; (iii) redeem, repurchase or retire for cash any Capital Stock provided, however, that, notwithstanding the foregoing, so long as no Default or Event of Default is occurring and is continuing, each Subsidiary may pay dividends and may make other distributions on any Capital Stock of such Subsidiary which is owned by the Lessee or another Consolidated Subsidiary which is a Subsidiary Guarantor.

     17. Amendment to Existing Section 5.22: Section 5.22 of the Participation Agreement (Transactions With Affiliates) is hereby amended by deleting Section
5.22 in its entirety and substituting in its place the following revised Section 5.22:

     5.22 Transactions With Affiliates. The Lessee shall not enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Lessee or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) in connection with the Permitted Affiliate Transaction, the Permitted Convertible Debenture Payments, Permitted Intercompany Advances and payments in respect of Indebtedness permitted pursuant to clauses (j) and (o) of the definition of "Permitted Indebtedness" in the Credit Agreement, (iii) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the cancellation of the Morgan Documents (as defined in the Credit Agreement) and the payments made to effect such cancellation and release, and
(iv) royalty and management fees, solely to the extent permitted by Section 6.02(h)(vi) of the Credit Agreement and to the extent consistent with past practices.

     18. Amendment to Existing Section 5.23: Section 5.23 of the Participation Agreement (Subsidiary Guaranties) is hereby amended by deleting Section 5.23, which was labeled "5.25 Subsidiaries" in the Seventh Amendment to Participation Agreement dated as of April 2, 2001, in its entirety and substituting in its place the following revised Section 5.23:

     5.23 Subsidiaries.

     Without the prior written consent of the Lenders, such consent not to be unreasonably withheld, the Lessee will not, and will not permit any Subsidiary to, create or acquire any Subsidiary subsequent to the Eighth Amendment Effective Date.

     19. Amendment to Existing Section 5.24: Section 5.24 of the Participation Agreement (Stock Purchases, Etc.) is hereby amended by deleting Section 5.24 in its entirety and substituting in its place the following revised Section 5.24:

     5.24 Stock Purchases, Etc.

     The Lessee will not, and will not permit any Consolidated Subsidiary of the Lessee, to purchase any Capital Stock of the Lessee, whether in a "spot" transaction, pursuant to an Equity Forward Contract or otherwise; nor will the Lessee issue any Redeemable Preferred Stock subsequent to the Eighth Amendment Effective Date without the prior written consent of the Lenders, such consent not to be unreasonably withheld; nor will the Lessee create any new class of, or issue any new voting Capital Stock, or warrants to acquire new voting Capital Stock or redeem any capital stock, subsequent to the Eighth Amendment Effective Date without the prior written consent of the Lenders, such consent not to be unreasonably withheld; provided, however, that the Lessee shall not in any case redeem more than $1,000,0000 of capital stock in the aggregate.

     20. Amendment to Existing Section 5.25: Section 5.25 of the Participation Agreement (No Prepayment of Senior Notes.) is hereby amended by deleting Section
5.25 in its entirety and substituting in its place the following revised Section 5.25:

     5.25. No Prepayment of Senior Notes. The Lessee will not prepay, and will not permit any Subsidiary to prepay, the principal amount of any of the Senior Notes, heretofore issued by the Lessee, nor will Lessee repurchase or permit any Subsidiary or Affiliate to repurchase, such Notes; provided, that the Lessee shall not prepay nor permit any Subsidiary to prepay, the principal amount of any of the Senior Notes, heretofore issued by the Lessee, nor will Lessee repurchase or permit any Subsidiary or Affiliate to repurchase at any time an Event of Default has occurred and is continuing under the Credit Agreement; provided, further, that this Section 5.25 shall have no force and effect so long as Section 5.01(v) of the Credit Agreement and the Side Letter (as defined in the Credit Agreement) are in effect.

     21. Amendment to Existing Section 5.26: Section 5.26 of the Participation Agreement (Stock Purchases, Etc.) is hereby amended by deleting Section 5.26 in its entirety and substituting in its place the following revised Section 5.26:

     5.26. Subordinated Debt. The Lessee will not, and will not permit any Subsidiary to: (i) make any payment (whether of principal, interest, premium or otherwise) on any Subordinated Debt unless and except to the extent, if any, expressly permitted by the express, written terms of subordination governing such Subordination Debt as then approved in writing by the Required Lenders; or
(ii), in any event, make any prepayment of any part or all of any Subordinated Debt, or otherwise repurchase, redeem or retire any instrument evidencing any Subordinated Debt prior to maturity; or enter into any agreement which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt; provided, that the Lessee shall not make any payments or prepayments on any Subordinated Debt at any time an Event of Default has occurred and is continuing under the Credit Agreement; provided, further, that this Section 5.26 shall have no force and effect so long as Section 5.01(v) of the Credit Agreement and the Side Letter (as defined in the Credit Agreement) are in effect.

     22. Amendment to Existing Section 5.34: Section 5.34 of the Participation Agreement (Operating Leases) is hereby amended by deleting Section 5.34 in its entirety and substituting in its place the following revised Section 5.34:

     5.34 Operating Leases. The Lessee shall not create, incur or suffer to exist any obligations as lessee for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capital Leases entered into after the Eighth Amendment Effective Date owing by Lessee and its Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (b) of Section 5.19, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations (other than the portion of the Operating Lease Obligations which is based on the level of sales of Lessee or the applicable Subsidiary) owing by Lessee and its Subsidiaries to exceed $25,500,000 during any Fiscal Year.

     23. Amendment to Existing Section 5.35: Section 5.35 of the Participation Agreement (Real Property) is hereby amended by deleting Section 5.35 in its entirety and substituting in its place the following revised Section 5.35:

     5.35 [INTENTIONALLY OMMITTED]

     24. Amendment to Existing Section 5.37: Section 5.37 of the Participation Agreement (Sales Tax) is hereby amended by deleting Section 5.37 in its entirety and substituting in its place the following revised Section 5.37:

     5.37 Sales Tax. Effective beginning with the Fiscal Quarter ending closest to March 31, 2002, the Lessee will not, and will not permit its Subsidiaries, to have its and their total sales taxes (including late charges, penalties and interest) exceed at any time Ten Million Dollars ($10,000,000).

     25. Amendment to Appendix A: Appendix A of the Participation Agreement is amended by adding the following definitions to Appendix A in the proper alphabetical order:

     "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures paid or payable by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person, excluding in each case, all expenditures made in connection with the repair, replacement or restoration of a Restaurant which is the subject of the loss, destruction, or taking by condemnation, to the extent permitted by Section 2.05(c)(v) of the Credit Agreement.

     "Cash Flow From Restaurant Operations" means, for any period and with respect to any Restaurant location, the earnings before interest, taxes, depreciation, amortization, the non-cash component of "operating lease expenses" (as such term is defined under GAAP), Pre-Opening Costs, and allocable general and administrative expenses of such Restaurant location for such period, which shall be calculated as consistently accounted for by Lessee and its Subsidiaries in their internal financial accounts and reports.

     "Concentration Account Agreement" has the meaning set forth in Section 7.01(a) of the Credit Agreement.

     "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "Disposition" means any transaction, or series of related transactions, pursuant to which Lessee or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business on ordinary business terms, sales or other dispositions of Permitted Investments (as such term is defined in the Credit Agreement), or sales or other dispositions permitted by Section 6.02(c)(ii)(B) of the Credit Agreement and closings of Restaurants owned or operated by Lessee or any of its Subsidiaries, to the extent that such closings do not involve the transfer or other disposition of the Restaurant or the assets owned and/or operated by Lessee or the applicable Subsidiary in connection with such Restaurant.

     "Dormant Subsidiaries" means Avado Holding Corp., a Delaware corporation, Avado Operating Corp., a Georgia corporation, and Avado SCP VIII, Inc., an Oregon corporation.

     "Eighth Amendment Effective Date" shall mean, March 25, 2002.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

     "Excluded  Subsidiaries" means,  individually and collectively,  the Liquor
License  Subsidiaries,   the  Dormant  Subsidiaries  and  the  Non-Wholly  Owned
Subsidiaries.

     "Existing Affiliate Advances" means all Indebtedness evidencing loans to Affiliates, employees and officers of the Lessee, made prior to the date hereof, to the extent disclosed on, and in an amount not in excess of the amount set forth on, Schedule E to the Credit Agreement, and extensions and renewals thereof.

     "Existing Notes" means those certain promissory notes (other than the New DuPree Note) executed prior to the Eighth Amendment Effective Date by Tom E. DuPree, Jr., in favor of the Lessee.

     "Hedging Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into by Lessee or any of its Subsidiaries, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Lessee's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Intercompany Advance" means loans made in the ordinary course of business from the Lessee to one of the Lessee's Subsidiaries or from one of the Lessee's Subsidiaries to the Lessee or another of the Lessee's Subsidiaries.

     "Inventory" means all of each of the Loan Parties' now owned and/or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale and/or lease or to be furnished under a contract of service, goods that are leased by a Loan Party as lessor, goods that are furnished by a Loan Party under a contract of service, and raw materials, work in process, and/or materials used and/or consumed in such Loan Party's business.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Capital Stock of such other Person (including without limitation an acquisition of Indebtedness pursuant to the Tender Offer), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.


     "Lender Group" has the meaning set forth in the introductory paragraph to the Credit Agreement.

     "Lessee's Business Operation Plan" shall mean that certain business plan dated as of December 12, 2001, delivered by the Lessee to the Administrative Agent and attached hereto as Schedule A.

     "Lessee's EBITDA" means, with respect to Lessee and its Subsidiaries for any period, the EBITDA of Lessee and its Subsidiaries for such period, minus the EBITDA of McCormick & Schmick Holding Corp. and its Subsidiaries during such period (if any).

     "Initial Letter of Credit" the irrevocable standby letter of credit, in the face amount of $600,000, issued for the account of the Lessee by a commercial bank acceptable to the Administrative Agent in its sole discretion and naming the Administrative Agent on behalf of the Lessor beneficiary thereof, and under which the Administrative Agent may draw, upon the occurrence and during the continuation of an Event of Default, substantially in the form and substance satisfactory to the Administrative Agent in its sole discretion. Any draws on the Initial Letter of Credit due to an Event of Default caused by a failure of the Lessee to make a Scheduled Rent payment shall be applied to outstanding Rent in inverse order of maturity and shall not cure the Event of Default caused by a failure of the Lessee to make a Scheduled Rent payment.

     "Letter of Credit" means one or more irrevocable standby letters of credit, each in the face amount of $200,000, issued for the account of the Lessee by a commercial bank acceptable to the Administrative Agent in its sole discretion and naming the Administrative Agent on behalf of the Lessor beneficiary thereof, and under which the Administrative Agent may draw, upon the occurrence and during the continuation of an Event of Default, all substantially in the form and substance satisfactory to the Administrative Agent in its sole discretion. Any draws on any Letter of Credit due to an Event of Default caused by a failure of the Lessee to make a Scheduled Rent payment shall be applied to outstanding Rent in inverse order of maturity and shall not cure the Event of Default caused by a failure of the Lessee to make a Scheduled Rent payment.

     "Letter of Credit Obligation" means (i) the Lessee's obligation to pay $600,000 with respect to the Initial Letter of Credit and (ii) the Lessee's obligation to pay an additional $200,000 per month plus applicable taxes, commencing on April 1, 2002, in connection with the Lease.

     "Liquor License Subsidiaries" means, individually and collectively, Don Pablo's TX Liquor, Inc., Don Pablos of Baltimore County, Inc., a Maryland corporation, Don Pablos of Howard County, Inc., a Maryland corporation, Don Pablos of Prince George's County, Inc., a Maryland corporation, SMAS, Inc., a Texas corporation, and any other Subsidiary of the Lessee which does not own any assets or property other than a liquor license.

     "Loan Documents" means the Credit Agreement, the Acknowledgment Agreement, the Guaranties, the Security Agreements, the Side Letter, the Transferee Side Letter, the Pledge Agreements, the Former Mortgages, the New Mortgages, the Mortgage Assignments, the UCC Assignments, the Mortgage Amendments, the Trademark Assignment, the Trademark Security Agreements, the Estoppel Letter, the Concentration Account Agreement, the Credit Card Agreements, and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, as each of the forgoing terms is defined in the Credit Agreement.

     "Loan Party" shall have the meaning assigned to such term in the Credit Agreement.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which a Loan Party or any ERISA Affiliate of such Loan Party has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP.

     "Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person, and accrued interest expense in connection with the TECONS), less
(i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined in accordance with GAAP for such Person.

     "New DuPree Note" means that certain promissory note, dated as of the Eighth Amendment Effective Date, executed by Tom E. DuPree, Jr. in favor of the Lessee, in an aggregate amount equal to $14,130,472.99 as contemplated by the Permitted Affiliate Transaction.

     "Non-Wholly Owned Subsidiaries" means, individually and collectively, Hops of Louisiana, Ltd., a Florida limited partnership, Hops of the Rockies, Ltd., a Florida limited partnership, Hops of the Rockies II, Ltd., a Florida limited partnership, Hops of Cherry Creek, Ltd., a Florida limited partnership, Hops of Colorado Springs, Ltd., a Florida limited partnership, Hops of Connecticut, Ltd., a Florida limited partnership, Hops of Minnesota, Ltd., a Florida limited partnership, Hops of Virginia, Ltd., a Florida limited partnership, Hops of Virginia II, Ltd., a Florida limited partnership, Hops of Baltimore County, LLC, a Florida limited liability company, Hops of Greater Boston, Ltd., a Florida limited partnership, and Hops of Rhode Island, LLC, a Rhode Island limited liability company and any other Subsidiary of Lessee which is not a Wholly Owned Subsidiary of Lessee, a Liquor License Subsidiary or a Dormant Subsidiary.

     "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

     "Permitted Affiliate Transaction" means the proposed transaction pursuant to which (a) the real property securing the Existing Notes will be sold, (b) the proceeds of such sale (in an amount equal to the lesser of the amount of such proceeds and the amount which is necessary to purchase Senior Subordinated Notes with a face value equal to the face amount of the New DuPree Note) will be used to purchase a portion of the Senior Subordinated Notes, which will be pledged to secure the New DuPree Note, (c) the New DuPree Note will be executed and delivered by Tom E. DuPree, Jr. to Lessee, and (d) the Existing Notes will be either terminated or exchanged for the New DuPree Note.

     "Permitted Convertible Debenture Payments" means those payments that are permitted pursuant to the terms of paragraph 1 of the Side Letter (as defined in the Credit Agreement).

     "Permitted Deferred Taxes" means with respect to any date (each such date, a "Determination Date") (A) before the date that is 90 days after the Eighth Amendment Effective Date, taxes which are set forth on Schedule 5.01(k)(ii) of the Credit Agreement in an aggregate outstanding amount as of such Determination Date which is not more than $9,741,000, (B) on or after the date that is 90 days after the Eighth Amendment effective date and before the date that is 180 days after the Eighth Amendment Effective Date, penalties with respect to sales taxes set forth on Schedule 5.01(k)(iii) of the Credit Agreement in an aggregate outstanding amount as of such Determination Date which is not more than $2,100,000, and (C) as of any Determination Date, any other taxes, interest thereon and/or penalties in an aggregate outstanding amount as of such Determination Date which is not more than $250,000.

     "Permitted Indebtedness" means:

     (a) any Indebtedness owing to the Lender Group under the Loan Documents or pursuant to the Obligations (as defined in the Credit Agreement);

     (b) any other Indebtedness of Lessee or its Subsidiaries', other than the Liquor License Subsidiaries, listed on Schedule 6.02(b) of the Credit Agreement, including the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not, in the aggregate, materially less favorable to Lessee or any of its Subsidiaries than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

     (c) Indebtedness of Lessee or its Subsidiaries', other than the Excluded Subsidiaries, evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by Lessee or such Subsidiaries in accordance with the provisions of Section 5.19(b), which indebtedness, when aggregated in the principal amount of all indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed the amounts set forth on Lessee's Business Operation Plan dated December 12, 2001;

     (d) Indebtedness of Lessee or its Subsidiaries', other than the Excluded Subsidiaries, permitted by clauses (e) and (l) of the definition of "Permitted Liens";

     (e) Indebtedness of Lessee or its Subsidiaries resulting from endorsement of negotiable instruments received in the ordinary course of Lessee's or such Subsidiary's business;

     (f) Indebtedness of Lessee and its Subsidiaries resulting from (A) unpaid taxes, licenses and fees, to the extent that such Indebtedness is either (i) not yet due and payable, or (ii) the subject of a Permitted Protest, or (B) Permitted Deferred Taxes.

     (g) accrued and unfunded pension fund, workers compensation and other employee benefit plan obligations and liabilities, provided that such Indebtedness does not otherwise result in the existence of a Default or Event of Default;

     (h) Indebtedness in respect of guarantees by the Lessee or its Subsidiaries of Indebtedness permitted hereunder;

     (i) Indebtedness arising under a Concentration Account Agreement (as defined in the Credit Agreement);

     (j) Indebtedness in connection with the plans identified on Schedule 5.01(e) of the Credit Agreement;

     (k) Indebtedness of Lessee or its Subsidiaries' resulting from Permitted Investments (as defined in the Credit Agreement);

     (l) Indebtedness secured by liens permitted under clause (j) of the definition of Permitted Liens (as defined in the Credit Agreement);

     (m) Indebtedness of Lessee or any of its Subsidiaries in connection with: beer, wine and liquor related bonds, utility bonds, construction bonds and other similar bonds or guaranties in respect of Restaurant operations or management in the ordinary course of business;

     (n) Indebtedness arising from Permitted Intercompany Advances;

     (o) Indebtedness of Lessee to Excluded Subsidiaries;

     (p) Indebtedness of Lessee and its Subsidiaries in connection with unpaid insurance premiums in the ordinary course of business; and

     (q) additional Indebtedness of Lessee or any of its Subsidiaries, other than the Excluded Subsidiaries, not expressly permitted by clauses (a) through
(p) above, provided that the aggregate principal amount of the Indebtedness outstanding under this clause (q) shall not at any time exceed $750,000.

     "Permitted  Intercompany Advance" means an Intercompany Advance, so long as
(a) the Intercompany Subordination Agreement (as defined in the Credit Agreement) is in full force and effect with respect to the proposed Intercompany Advance, (b) if the Person acting as the borrower with respect to such Intercompany Advance is a Non-Wholly Owned Subsidiary and has not executed a Guaranty (as defined in the Credit Agreement) or a Security Agreement (as defined in the Credit Agreement), (i) the aggregate outstanding amount of all such Intercompany Advances to non-guarantors other than Liquor License Subsidiaries, as of the last day of each fiscal quarter of the Lessee, shall not be greater than the sum of (A) the aggregate outstanding amount of such Intercompany Advances as of December 30, 2001, and (B) $1,000,000, and (ii) the proceeds of each such Intercompany Advance are used solely for Capital Expenditures and other general business or operating expenses of a Restaurant operated by such Person, and (c) if the Person acting as the borrower with respect to such Intercompany Advance is a Liquor License Subsidiary and has not executed a Guaranty (as defined in the Credit Agreement) or a Security Agreement(as defined in the Credit Agreement), the proceeds of each such Intercompany Advance are used solely for the obligation of such Liquor License Subsidiary to pay for or maintain licenses and related expenses in respect thereof.

     "Permitted Protest" means the right of Lessee or any of its Subsidiaries to protest any Lien (other than any such Lien that secures the Obligations (as defined in the Credit Agreement) and Liens with respect to the interests of the Owner Trustee under the Lease and the Lease Supplement), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established by Lessee in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Lessee or the applicable Subsidiary, in good faith, (c) the Agents (as defined in the Credit Agreement) are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, and/or priority of any of the Lender Group's Liens on any material portion of the Collateral (as defined in the Credit Agreement), and (d) the Administrative Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, and/or priority of any of the Liens with respect to the interests of the Owner Trustee under the Lease and the Lease Supplement.

     "Pre-Opening Costs" means costs incurred by Lessee or any of its Subsidiaries prior to opening a Restaurant location including wages and salaries, hourly employee recruiting and training, initial license fees, advertising, pre-opening parties, lease expense, food cost, utilities, meals, lodging, and travel plus the cost of hiring and training the management teams.

     "Provident Cash Management Agreement" means any Cash Management Services Contract between Provident Bank and the Lessee or one or more if its Subsidiaries existing prior to, on or subsequent to the Eighth Amendment Effective Date.

     "Senior Debt to EBITDA Ratio" means, for any period, the ratio of (a) the aggregate amount of all Obligations (as defined in the Credit Agreement) as of the last date of such period, to (b) Lessee's EBITDA for such period.

     "Senior  Notes"  means  those  certain  9.75%  Senior  Notes  due June 2006
originally   issued  by  Apple   South,   Inc.,   a  Georgia   corporation,   as
predecessor-in-interest to Lessee.

     "Senior Subordinated Notes" means those certain 11.75% Senior Subordinated Notes due June 2009 originally issued by Apple South, Inc., a Georgia corporation, as predecessor-in-interest to Lessee.

     "Tangible Net Worth" means, with respect to any Person at any time, (i) the sum of the following accounts (or their equivalents) set forth on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with
GAAP: the par or stated value of all outstanding Capital Stock, capital surplus, retained earnings (or less accumulated deficits), and, with respect to the Lessee, the TECONS, less (ii) all intangibles included on the asset side of such balance sheet, including, without limitation, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person and its Subsidiaries), patents, trademarks, trade names, copyrights and similar intangibles.

     "Tender Offer" means the cash offer by the Lessee for the repurchase Indebtedness in accordance with the Side Letter.

     "Triggering Event" has the meaning specified therefor in Section 2.05(c)(v) of the Credit Agreement.

     "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity of which 100% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

     26. Amendment to Appendix A: Appendix A of the Participation Agreement is amended (i) by deleting the definitions of "Capital Stock", "EBITDAR", "Renewal Rent Adjustment" and "Renewal Rent Adjustment Multiple" in their entirety and
(ii) by deleting the definitions of "Credit Agreement", "EBITDA", "Fee Letter", "Fixed Charge Coverage Ratio", "GAAP", "Indebtedness", "Net Cash Proceeds", "Operative Agreements" "Renewal Rent" and "Subordinated Debt" in their entirety and replacing such definitions in Appendix A in the proper alphabetical order with the following definitions:

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement dated as of March 20, 2002, by and among Lessee, the lenders signatory thereto, Foothill Capital Corporation, as administrative agent, and Ableco Finance LLC, as collateral Agent, without giving effect to any amendments thereto.

     "EBITDA" means, with respect to any Person for any period, the Net Income of such Person for such period, plus without duplication, the sum of the following amounts of such Person for such period and to the extent deducted in determining Net Income of such Person for such period: (A) Net Interest Expense,
(B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) Pre-Opening Costs, (F) restructuring charges, asset revaluation and other special charges, (G) extraordinary (on an after tax basis) or non-recurring losses, (H) net losses attributable to Dispositions, (I) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), and (J) items properly included the category entitled "Other Income (Expense), Net" in Lessee's financial statements (other than payments made to any limited partner of any non-wholly owned Subsidiary) and which are properly excluded from the operating income of Lessee and its Subsidiaries, in each case consistent with the past accounting practices of Lessee and its Subsidiaries, in all instances in (A) through (J) above, reducing Net Income, minus without duplication, the sum of the following amounts of such Person for such period and to the extent included in determining Net Income of such Person for such period: (W) extraordinary (on an after tax basis) or non-recurring gains, (X) net gains attributable to Dispositions, (Y) items properly included the category entitled "Other Income (Expense), Net" in Lessee's financial statements (other than payments made to any limited partner of any non-wholly owned Subsidiary) and which are properly excluded from the operating income of Lessee and its Subsidiaries, in each case consistent with the past accounting practices of Lessee and its Subsidiaries, and (Z) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), in all instances (W) through
(Z) above, increasing Net Income, if any.

     "Fee Letter" shall mean the letter agreement dated as of June 4, 1997, as amended by that certain Amended and Restated Fee Letter, dated as of the Eighth Amendment Effective Date, executed by Lessee, SunTrust, and SunTrust Capital Markets, Inc. with respect to the Administrative Agent's Fees.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Lessee's EBITDA for such period, to (ii) the sum of (A) all principal of Indebtedness for borrowed money of Lessee and its Subsidiaries scheduled to be paid or prepaid during such period (not including prepayments of the Revolving Loans (as defined in the Credit Agreement) unless such prepayments are accompanied by a reduction of the Revolving Credit Commitment (as defined in the Credit Agreement)), plus (B) Net Interest Expense of Lessee and its Subsidiaries for such period, plus (C) income taxes paid or payable by Lessee and its Subsidiaries during such period (other than income taxes paid or payable by Lessee during such period as a result of the transactions contemplated by paragraphs 2 or 3 of the Side Letter (as defined in the Credit Agreement)) plus
(D) cash dividends or distributions paid by Lessee or any of its Subsidiaries (other than dividends or distributions paid (1) to Lessee, or (2) on account of Lessee's interest obligations with respect to the Convertible Debentures (as defined in the Credit Agreement)) during such period, plus (E) Capital Expenditures made by Lessee and its Subsidiaries during such period, plus (F) all amounts paid or payable by Lessee or any of its Subsidiaries in connection with the Letter of Credit Obligation during such period.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States, provided that for the purpose of Sections 5.4, 5.5, 5.6, 5.7, 5.7A, 5.7B and 5.7C hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements (as defined in the Credit Agreement), provided, further, that if there occurs after the Eighth Amendment Effective Date any change in GAAP that affects in any material respect the calculation of any covenant contained in Sections 5.4, 5.5, 5.6, 5.7, 5.7A, 5.7B or 5.7C hereof, the Administrative Agent and the Lessee shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Administrative Agent and the Lessee after such change in GAAP conform as nearly as possible to their respective positions as of the Eighth Amendment Effective Date and, until any such amendments have been agreed upon, the covenants in Sections 5.4, 5.5, 5.6, 5.7, 5.7A, 5.7B and 5.7C hereof shall be calculated as if no such change in GAAP has occurred.

     "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business irrespective of when paid); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made (excluding the TECONS); (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan; (xi) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

     "Lease Rental" shall mean, for each Class of Equipment, during the Basic Term and the Renewal Term, if any, the respective "Lease Rental" for such Class of Equipment shown on Exhibit C attached to the Lease; provided, that the Lease Rental shown on Exhibit C shall be subject to adjustment on the first day of the Renewal Term for each Class of Equipment such that the Lease Rental shall reflect an amount which is equal to four hundred (400) basis points plus the rate of interest for U.S. Treasury Bills published on the first day of the Renewal Term by the Bloomberg Reporting Service with a maturity equal to two (2) years. Holder shall prepare a schedule reflecting the adjustment in the Lease Rental as provided for above and deliver such schedule to Lessee promptly upon the commencement of the Renewal Term with respect to each such Class of Equipment.

     "Net Cash Proceeds" means, (i) with respect to any Triggering Event or any other Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom, solely in connection with a Triggering Event which involves a Disposition, only
(A) the principal amount of any Indebtedness secured by any Permitted Lien on any asset that is the subject of the Disposition (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred such Person or such Affiliate in connection therewith, (C) transfer taxes paid by such Person or such Affiliate in connection therewith and (D) a provision for net income taxes, whether paid or payable, in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

     "Operative Agreements" shall mean each Certificate of Delivery and Acceptance, the Participation Agreement, the Trust Agreement, the Certificates, the Loan Agreement, the Notes, the Agency Agreement, each Assignment Agreement, the Lease, each Lease Schedule, each Lease Replacement Schedule, each Purchase Agreement Assignment, each Purchase Agreement, , the Initial Letter of Credit, each Letter of Credit and the Fee Letter.

     "Renewal Rent" shall mean, on any Scheduled Payment Date during the Renewal Term for any Class of Equipment, an amount equal to (i) the Lease Rental for such Class of Equipment, multiplied by (ii) the Equipment Cost for such Class of Equipment.

     "Subordinated Debt" shall mean Debt of the Lessee evidenced by, and limited to, the Senior Subordinated Notes.

     27. Amendment to Schedules: Schedule 5.8. 5.20 of the Participation Agreement are amended by deleting Schedules 5.8 and 5.20 in their entirety and replacing such schedules with the attached Schedules 5.8 and 5.20. In addition, the Participation Agreement is hereby amended by adding the attached Schedule A.

                                   C. WAIVERS

     Upon the effectiveness of this Amendment and subject to Section D hereof, the Holder, the Owner Trustee and the Lenders hereby waive the following Events of Default that arose as a result of: (i) the failure of the Lessee maintain a Minimum EBITDA of at least $16,900,000 for the Fiscal Quarter ending September 30, 2001 and $16,800,000 for the Fiscal Quarter ending December 31, 2001; (ii) the failure of the Lessee to maintain a sales tax liability less than $8,000,000 for the Fiscal Quarters ending September 30, 2001 and December 31, 2001; (iii) the failure to pay the additional $200,000 per month for the months of January, February and March 2002, (iv) the failure of the Lessee maintain a Fixed Charge Coverage Ratio greater than 1.20:1.00 for the Fiscal Quarter ending December 31, 2001, (v) the failure of the Lessee maintain a Total Debt/EBITDA Ratio less than 5.35:1.00 for the Fiscal Quarter ending December 31, 2001, (vi) the failure of the Lessee maintain an Adjusted Total Debt to Adjusted Total Capital Ratio less than .80:1.00 for the Fiscal Quarters ending September 30, 2001 and December 31, 2001, and (vii) the failure of the Lessee maintain a Total Senior Debt/EBITDA Ratio less than 4.00:1.00 Fiscal Quarters ending September 30, 2001 and December 31, 2001.

                            D. POST CLOSING COVENANT

     The Lessee agrees to deliver to the Holder no later than 5:00 p.m. on March 26, 2002, the Initial Letter of Credit, with a copy to the Administrative Agent. The Lessee acknowledges and agrees (a) that the failure of the Lessee to deliver the Initial Letter of Credit by 5:00 p.m. on March 26, 2002, shall constitute an Event of Default under the Participation Agreement or the Lease Agreement, as the case may be and (b) that the waiver of the Events of Default by the Holder, the Owner Trustee and the Lenders in Section C of this Amendment shall be void and of no effect.

                                E. MISCELLANEOUS

     1. This Amendment shall become effective (i) receipt by the Administrative Agent of a duly executed counterpart of this Amendment executed by each party hereto, (ii) receipt by the Administrative Agent of a duly executed copy of the Credit Agreement, (iii) receipt by the Administrative Agent of a duly executed counterpart of the Fee Letter, (iv) receipt by the Administrative Agent for the ratable benefit of the Lenders, an amendment fee of $75,000, and (v) receipt by the Administrative Agent of all other fees and expenses of the Administrative Agent (including attorneys fees and expenses). Pursuant to Section 10.1 (a) of the Trust Agreement, the Holder authorizes and requests that the Owner Trustee execute this Amendment.

     2. Except as expressly set forth herein, this Amendment shall be deemed not to waive or modify any provision of the Participation Agreement or the other Operative Agreements, and all terms of the Participation Agreement, as amended hereby, and all other Operative Agreements shall be and remain in full force and effect and shall constitute a legal, valid, binding and enforceable obligations of the Lessee. All references to the Participation Agreement shall hereinafter be references to the Participation Agreement as amended by this Amendment. To the extent any terms and conditions in any of the Operative Agreements shall contradict or be in conflict with any terms or conditions of the Participation Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Participation Agreement as modified and amended hereby. It is not intended by the parties that this Amendment constitute, and this Amendment shall not constitute, a novation or accord and satisfaction.

     3. To induce the Owner Trustee, the Holder, the Lenders and the Administrative Agent to enter into this Amendment (A) Lessee hereby represents and warrants that the representations and warranties set forth in Section 3.2 of the Participation Agreement, other than the representation and warranty set forth in Section 3.2(g), as amended hereby are true and correct, (B) Lessee hereby restates, ratifies and reaffirms each and every term and condition set forth in the Participation Agreement, as amended hereby, and in the Operative Agreements as amended hereby, and in the Operative Agreements, effective as of the date hereof; and (C) Lessee hereby certifies that no Lease Event of Default has occurred and is continuing.

     4. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     6. This Amendment shall be binding on, and shall inure to the benefit of, the successors and assigns of the parties hereto.

     7. In the event that any part of this Agreement shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part thereof.

     8. TIME IS OF THE ESSENCE UNDER THIS AGREEMENT.

     9. The parties agree that their signatures by telecopy or facsimile shall be effective and binding upon them as though executed in ink on paper but that the parties shall exchange original ink signatures promptly following any such delivery by telecopy or facsimile.

     10. Lessee agrees to pay all costs and expenses of Administrative Agent incurred in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Operative Agreements executed in connection herewith, including the reasonable fees and out-of-pocket expenses of Administrative Agent's counsel.

     11. This Amendment shall constitute an Operative Agreement for all purposes of the Participation Agreement and shall be governed accordingly.

                        [Signatures appear on next page]

     IN WITNESS WHEREOF, the Lessee, the Owner Trustee, the Holder, each Lender and the Administrative Agent have set their hands as of the day and year first above written.

                                  LESSEE

                                  AVADO BRANDS, INC. formerly known as
                                  Apple South, Inc.


                                  By:_________________________________
                                      Name:
                                      Title:



                                  OWNER TRUSTEE

                                  WELLS FARGO BANK NORTHWEST NATIONAL
                                  ASSOCIATION, formerly known as First
                                  Security Bank, National Association


                                  By:_________________________________
                                      Name:___________________________
                                      Title:__________________________




                                  HOLDER

                                  SunTrust Leasing Corporation, as successor by merger to STI Credit Corporation


                                  By:_________________________________
                                      Name:___________________________
                                      Title:__________________________



                                  LENDERS

                                  SUNTRUST BANK, formerly known as SunTrust
                                  Bank, Atlanta, as the Administrative Agent and as a Lender


                                  By:_________________________________
                                      Name:___________________________
                                      Title:__________________________




                                  FLEET CAPITAL CORP., as successor in interest to BancBoston Leasing, Inc.


                                  By:_________________________________
                                      Name:___________________________
                                      Title:__________________________



                                  SOUTHTRUST BANK, N.A.


                                  By:_________________________________
                                      Name:___________________________
                                      Title:__________________________



     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-Q, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.